     AMENDMENT  No. 2, dated July 23,  1998 to the custody  agreements  (each an
"Agreement"),  between each of the  Templeton  finds listed on Schedule A hereto
(each a "Fund"), with each having a place of business at 500 East Broward Blvd.,
Ft. Lauderdale, FL 33394, and The Chase Manhattan Bank ("Chase"), having a place of business at 270 Park Ave., New York, NY 10017-2070.

     It is hereby agreed as follows:

     Section 1. Except as modified  hereby,  the  Agreement  is confirmed in all respects.  Capitalized  terms  used  herein  without  definition  shall have the meanings  ascribed to them in the Agreement.  This  Amendment  supersedes in all respects the  Amendment  between the parties,  dated March 2, 1998,  which shall have no further force or effect as of the date hereof.

     Section 2. The Agreement is amended as follows:

     Delete all of Section 2 of the Agreement after subsection (B.) thereof, and insert, in lieu thereof, the following:

     (C.) Fund's board of directors (or equivalent body)  (hereinafter  "Board")
hereby delegates to Chase, and Chase hereby accepts the delegation to it of, the obligation  to  perform as Fund's  "Foreign  Custody  Manager"  (as that term is defined in Securities and Exchange  Commission ("SEC") rule  17f-5(a)(2)),  both for the  purpose  of  selecting  Eligible  Foreign  Custodians  (as that term is defined  herein) to hold  Securities and Cash and of evaluating the  contractual arrangements  with such Eligible  Foreign  Custodians  (as set forth in SEC rule
17f-5(c)(2));  provided  that,  the term Eligible  Foreign  Custodian  shall not include  any  "Compulsory  Depository."  A  Compulsory  Depository  shall mean a
Foreign Securities  Depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation,  (2) securities cannot be withdrawn  from  the  depository,  or (3)  maintaining  securities  outside  the depository is not consistent with prevailing  custodial practices in the country which the depository  serves.  Compulsory  Depositories  used by Chase as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Fund from time to time.

     (i) In connection with the foregoing, Chase shall:

     (1) provide  written  reports  notifying  Fund's Board of the  placement of
     Securities and Cash with particular  Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign  Custodians, with such reports to be provided to Fund's Board at such times as the Board deems  reasonable  and  appropriate  based on the  circumstances  of Fund's foreign custody arrangements;

     (2) exercise such reasonable care,  prudence and diligence in performing as
     Fund's Foreign  Custody Manager as a person having  responsibility  for the safekeeping of Securities and Cash would exercise;

     (3) in selecting an Eligible Foreign Custodian,  first have determined that
     Securities  and Cash  placed  and  maintained  in the  safekeeping  of such
     Eligible  Foreign  Custodian shall be subject to reasonable  care, based on the standards applicable to custodians in the relevant market, after having considered all factors  relevant to the  safekeeping of such Securities and
     Cash,  including,  without limitation,  those factors set forth in SEC rule
     17f-5(c)(1)(i)-(iv);

     (4) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign  Custodian will provide  reasonable care for Securities and Cash based on the standards  applicable to custodians in the relevant  market;  provided  that,  in the case of an Eligible  Foreign
     Custodian  that is a  non-Compulsory  Depository or clearing  agency,  such determination  shall only be made to the extent  required by SEC rule 17f-5 as in effect from time to time and where so required shall be made based on such  contract,  the rules or  established  practices or  procedures of the
     Depository, or any combination thereof; and

     (5) have established a system to monitor the continued  appropriateness  of maintaining Securities and Cash with particular Eligible Foreign Custodians and of the  governing  contractual  arrangements.  Chase shall also monitor
     Compulsory  Depositories  and shall  advise Fund of any  material  negative change  in  the  performance  of,  or  arrangements  with,  any  Compulsory
     Depository as the same would adversely  affect the custody of assets.  With
     respect  to  monitoring  Compulsory  Depositories,   Chase  shall  use  its
     reasonable  efforts to obtain the  information  with respect to the factors set forth on Schedule 1-C hereto:  (i) by November 20, 1998 with respect to any Compulsory  Depository in a country in which  Securities are held as of the date hereof;  (ii) to the extent feasible in light of the circumstances then  prevailing in a given country in which  Securities are held, no later than 90 days after the establishment of, or a determination by Chase that a depository has become, a Compulsory  Depository in such country;  and (iii)
     to the extent feasible in light of the  circumstances  then prevailing in a given  country,  no  later  than 90  days  after  the  first  placement  of
     Securities after the date hereof with a Subcustodian where such country has a Compulsory Depository. Chase shall advise Fund when, to Chase's knowledge based on such reasonable  efforts,  there is a negative answer with respect to a Compulsory  Depository as to any of such factors.  In connection  with the foregoing:  (i) Fund  acknowledges  and agrees that Chase's  agreements with Eligible Foreign Custodians do not, as of the date hereof, comply with factor (i) on Schedule  1-C and that Chase shall not amend such  agreements to so comply unless Rule 17f-5 is amended or  interpreted by the Securities and Exchange  Commission  to  incorporate  such a factor into the Rule with respect to Compulsory Depositories;  and (ii) to the extent that Rule 17f-5 is amended or  interpreted  by the  Securities  and Exchange  Commission to incorporate materially one or more of (i)-(viii),  Chase shall be obligated to obtain the relevant information on such incorporated factors rather than being limited only to using its reasonable efforts to do so.

     In the event that the SEC adopts standards or criteria different from those set forth in Schedule 1-C, the above  provisions  and Schedule 1-C shall be deemed to be amended to conform to the standards or criteria adopted by the
     SEC, it being  understood that the time within which Chase must furnish the
     required   information  shall  be  a  reasonable  time  in  light  of  such differences.

Subject to  (i)(1)-(4)  and the first  sentence  of (5)  above,  Chase is hereby authorized  to place  and  maintain  Securities  and Cash on behalf of Fund with
Eligible Foreign Custodians pursuant to a written contract deemed appropriate by
Chase.

     (ii) Except as expressly  provided  herein,  Fund shall be  responsible  to assure that the  maintenance of Securities and Cash hereunder  complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

     (iii) Chase  represents  to Fund that it is a U.S.  Bank as defined in Rule
17f-5(a)(7).  Fund  represents to Chase that:  (1) the Securities and Cash being placed and maintained in Chase's  custody are subject to the Investment  Company
Act of 1940,  as amended (the "1940 Act"),  as the same may be amended from time to time; (2) its Board has determined  that it is reasonable to rely on Chase to perform as Fund's Foreign Custody  Manager;  and (3) its Board or its investment adviser shall have determined that Fund may maintain Securities and Cash in each country  in which  Fund's  Securities  and  Cash  shall  be held  hereunder  and determined to accept the risks arising therefrom (including, but not limited to, a country's financial  infrastructure  (and including any Compulsory  Depository operating in such country),  prevailing custody and settlement  practices,  laws applicable  to the  safekeeping  and  recovery  of  Securities  and Cash held in custody, and the likelihood of nationalization,  currency controls and the like)
(collectively ("Country Risk")). Nothing contained herein shall require Chase to make any selection that would entail consideration of Country Risk.

     (iv) Chase shall assist Fund in monitoring  Country Risk by furnishing such information relating to the Country Risk as is specified in Appendix 1-B hereto.
Fund hereby acknowledges that: (1) such information is solely designed to inform
Fund of market conditions and procedures and is not intended as a recommendation to invest or not invest in  particular  markets;  and (2) Chase has gathered the information  from  sources it considers  reliable,  but that Chase shall have no responsibility  for inaccuracies or incomplete  information except to the extent negligently obtained by Chase.

     Section 3. Add the following at the end of Section 3(d):

     and which shall be limited to  Eligible  Foreign  Custodians  as defined in
     (i)-(ii) and (v) of the definition of Eligible Foreign Custodians contained herein;  provided  that,  for  purposes of the  sections of this  Agreement addressing Chase liability (including,  but not limited to, Sections 7, 10,
     14, and 16-17), Foreign Bank shall not include any Foreign Bank as to which
     Chase has not acted as Foreign Custody Manager.

     Section 4. Add the following at the end of Section 3(e):

     and which shall be limited to  Eligible  Foreign  Custodians  as defined in
     (iii)  and  (iv)-(v)  of the  definition  of  Eligible  Foreign  Custodians contained  herein;  provided  that,  for  purposes of the  sections of this
     Agreement  addressing  Chase  liability  (including,  but not  limited  to,
     Sections 7, 10, 14, and 16-17) the term Foreign Securities Depository shall not include any Compulsory  Depository or any non-compulsory  depository as to which Chase has not acted as Foreign Custody Manager.

     Section 5. Add the following definitions in appropriate alphabetic sequence to Section 3 of the Agreement:

     (1) a  "U.S.  Bank,"  shall  mean a  U.S.  bank  as  defined  in  SEC  rule
     17f-5(a)(7).

     (2) an "Eligible Foreign  Custodian," shall mean (i) a banking  institution or trust  company,  incorporated  or organized  under the laws of a country other than the United  States,  that is regulated as such by that country's government or an agency thereof,  (ii) a majority-owned  direct or indirect subsidiary  of a U.S.  Bank or bank holding  company  which  subsidiary  is incorporated or organized under the laws of a country other than the United
     States; (iii) a securities  depository or clearing agency,  incorporated or organized  under the laws of a country other than the United  States,  that acts as a system for the  central  handling  of  securities  or  equivalent book-entries  in that country and that is regulated by a foreign  financial regulatory  authority as defined  under  section  2(a)(50) of the 1940 Act,
     (iv) a securities depository or clearing agency organized under the laws of a country  other  than the United  States  when  acting as a  transnational system ("Transnational  Depository") for the central handling of securities or equivalent  book-entries,  and (v) any other entity that shall have been so qualified by exemptive order,  rule or other  appropriate  action of the
     SEC.

     Section 6. Delete existing Section 5 of the Agreement and, insert,  in lieu thereof, the following:

     At the request of Fund,  Chase may, but need not,  add an Eligible  Foreign
     Custodian  that  is a U.S.  Bank,  a  Foreign  Bank or  Foreign  Securities
     Depository  where  Chase  has not acted as  Foreign  Custody  Manager  with respect to the selection  thereof;  provided  that, any such entities shall not be included for purposes of the sections of this  Agreement  addressing
     Chase  liability  (including,  but not limited to,  Sections 7, 10, 14, and
     16-17). Chase shall notify Fund in the event that it elects to add any such entity.

                              *********************

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TEMPLETON                                        THE CHASE MANHATTAN BANK
(on behalf of each of the Funds
listed on Schedule A hereto)

By: /s/ Barbara J. Green                      By:  /s/ Lenore VandenHandel
    ----------------------                         ------------------------

Name: Barbara J. Green                        Name: Lenore VandenHandel

Title: Secretary                              Title: Vice President

By: /s/ John R. Kay
----------------------

Name: John R. Kay

Title: Vice President

                                   Schedule A

                              TEMPLETON U.S. FUNDS

                               As of June 30, 1998

TEMPLETON GROWTH FUND, INC. ("TGF") - 12/31/86
TEMPLETON FUNDS, INC. ("TFI") - 2/11/86
         Templeton World Fund
         Templeton Foreign Fund
TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC. ("TGSCF") - 5/15/96
TEMPLETON INCOME TRUST ("TIT") - 5/15/96
         Templeton Global Bond Fund
TEMPLETON GLOBAL REAL ESTATE FUND ("TGREF") - 5/15/96
TEMPLETON CAPITAL ACCUMULATOR FUND, INC. ("TCAF") - 1/14/91
TEMPLETON DEVELOPING MARKETS TRUST ("TDMT") - 10/16/91
TEMPLETON AMERICAN TRUST, INC. ("TAT") - 2/26/91
TEMPLETON INSTITUTIONAL FUNDS, INC. ("TIFI") - 1/29/96
         Templeton Foreign Equity Series
         Templeton Growth Series
         Templeton Emerging Markets Series
         Templeton Emerging Fixed Income Series
TEMPLETON GLOBAL OPPORTUNITIES TRUST ("TGOT") - 1/18/90
TEMPLETON GLOBAL INVESTMENT TRUST ("TGIT") - 5/7/95
         Templeton Growth and Income Fund
         Templeton Global Infrastructure Fund
         Templeton Americas Government Securities Fund
         Templeton Greater European Fund
         Templeton Latin America Fund
TEMPLETON EMERGING MARKETS FUND, INC. ("TEMF") - 2/1/87
TEMPLETON GLOBAL INCOME FUND, INC. ("TGIF") - 2/29/88
TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST ("TGG") - 10/22/88
TEMPLETON EMERGING MARKETS INCOME FUND, INC. ("TEMIF") - 9/17/93
TEMPLETON CHINA WORLD FUND, INC. ("TCWF") - 9/7/93
TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC. ("TEMAF") - 4/22/94
TEMPLETON DRAGON FUND, INC. ("TDF") - 8/30/94
TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC. ("TVF") - 9/15/94
TEMPLETON RUSSIA FUND, INC. ("TRF") - 6/15/95
TEMPLETON VARIABLE PRODUCTS SERIES FUND ("TVPSF") - 8/31/88 (amended & restated
2/23/96)
         Templeton Money Market Fund
         Templeton Bond Fund
         Templeton Stock Fund
         Templeton Asset Allocation Fund
         Templeton International Fund
         Templeton Developing Markets Fund
         Mutual Discovery Investments Fund
         Mutual Shares Investments Fund
         Franklin Growth Investments Fund
         Franklin Small Cap Investments Fund

                                  Appendix 1-A

                             COMPULSORY DEPOSITORIES

                                  See Attached

                                  Appendix 1-B

                       INFORMATION REGARDING COUNTRY RISK

     1. To aid Fund's board in its determinations  regarding Country Risk, Chase shall furnish board annually and upon the initial placing of Securities and Cash into a country the following information (check items applicable):

     A    Opinions of local counsel concerning:

     i.   Whether  applicable  foreign law would  restrict  the access  afforded
          Fund's  independent public accountants to books and records kept by an eligible foreign custodian located in that country.

     ii.  Whether  applicable  foreign law would  restrict the Fund's ability to recover  its  assets in the  event of the  bankruptcy  of an  Eligible
          Foreign Custodian located in that country.

     iii. Whether  applicable  foreign law would  restrict the Fund's ability to recover  assets  that are lost while  under the control of an Eligible
          Foreign Custodian located in the country.

     B.   Written information concerning:

     i.   The  likelihood  of  expropriation,   nationalization,   freezes,   or
          confiscation of Fund's assets.

     ii.  Whether difficulties in converting Fund's cash and cash equivalents to
          U.S. dollars are reasonably foreseeable.

     C.   A market report with respect to the following topics:

     (i)  securities    regulatory    environment,    (ii)   foreign   ownership
          restrictions,  (iii) foreign exchange,  (iv) securities settlement and
          registration,   (v)  taxation,   and  (vi)   compulsory   depositories
          (including depository evaluation).

     2.   To aid Fund in  monitoring  Country  Risk,  Chase  shall  furnish  the following additional information:

     As more fully described in the Foreign Custody Manager  procedures,  market flashes, including with respect to changes in the information in market reports.

                                  Appendix 1-C

                    FACTORS REGARDING COMPULSORY DEPOSITORIES
                    -----------------------------------------

     (i)  Whether the Eligible  Foreign  Custodian which is participating in the
          Compulsory Depository has undertaken to adhere to the roles, practices and procedures of such Compulsory Depository;

     (ii) Whether no regulatory authority with oversight  responsibility for the
          Compulsory  Depository  has issued a public notice that the Compulsory
          Depository is not in compliance with any material  capital,  solvency, insurance or other similar financial strength  requirements imposed by such authority or, in the case of such notice having been issued, that such notice has been withdrawn or the remedy of such noncompliance has been publicly announced by the Compulsory Depository;

     (iii)Whether no regulatory  authority  with oversight  responsibility  over the  Compulsory  Depository  has  issued  a  public  notice  that  the
          Compulsory  Depository is not in compliance with any material internal controls requirement imposed by such authority or, in the case of such notice having been issued,  that such notice has been withdrawn or the remedy  of such  noncompliance  has  been  publicly  announced  by the
          Compulsory Depository;

     (iv) Whether the Compulsory  Depository  maintains  Fund's assets deposited with the  Compulsory  Depository  by the  Eligible  Foreign  Custodian
          participant under no less favorable safekeeping  conditions than those
          that  apply   generally  to  other   participants  in  the  Compulsory
          Depository;

     (v)  Whether the Compulsory Depository maintains records that segregate the
          Compulsory  Depository's own assets from the assets of participants in the Compulsory Depository;

     (vi) Whether the Compulsory  Depository maintains records that identify the assets of each of its participants;

     (vii)Whether the Compulsory  Depository  provides  periodic  reports to its participants  with respect to the safekeeping of assets  maintained by the Compulsory Depository including by way of example, notification of any transfer to or from participant accounts; and

     (viii) Whether the  Compulsory  Depository  is subject to periodic  review, such as audits by independent accountants or inspections by regulatory authorities.